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Exhibit 99.1
News Release

TRANSACTION SYSTEMS ARCHITECTS, INC.
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

TRANSACTION SYSTEMS ARCHITECTS, INC. ANNOUNCES
ISSUANCE OF FORMAL ORDER OF PRIVATE INVESTIGATION BY THE
SECURITIES AND EXCHANGE COMMISSION

(OMAHA, Neb.—August 8, 2003)—Transaction Systems Architects, Inc. (Nasdaq: TSAI), a leading global provider of enterprise e-payments and e-commerce software, previously announced that it has been in contact with the Securities and Exchange Commission in connection with the Company's restatement of its prior period financial statements. The Company has met with representatives of the Securities and Exchange Commission Enforcement Division and responded to questions, and subsequently provided additional written information, regarding the restatement of prior period financial statements. The Company announced today that it has been informed that the Securities and Exchange Commission has issued a formal order of private investigation as to matters relating to the restatements. The Company will continue to cooperate fully with the Securities and Exchange Commission.

About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,650 product systems in 72 countries on six continents.

Disclaimer

For a detailed discussion of risk factors regarding the Company, interested parties should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on January 13, 2003, the Company's Form 10-Q filed on February 13, 2003 and the Company's Form 10-Q filed on May 15, 2003.

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  Exhibit 99.1 News Release